                                                                EXHIBIT 10.4



                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "Agreement") made as of the 9th day of March, 1998 by and between Thomas J. Sargeant ("Executive") and Bay Apartment Communities, Inc., a Maryland corporation (the "Company").

         WHEREAS, Executive and Avalon Properties, Inc. ("Avalon") have previously entered into an Employment Agreement, dated as of April 4, 1997 (the "Prior Agreement"); and

         WHEREAS, pursuant to the Agreement and Plan of Merger, by and between the Company and Avalon, dated as of March_9, 1998 (the "Merger Agreement"), Avalon will merge into the Company (the "Merger"); and

         WHEREAS, Executive and the Company desire to enter into a new employment agreement, effective as of the consummation of the merger contemplated by the Merger Agreement (the "Effective Date"), to replace the Prior Agreement.

         NOW, THEREFORE, the parties hereto do hereby agree as follows.

1. Term. Subject to the consummation of the merger contemplated by the Merger Agreement, the Company hereby agrees to employ Executive, and Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement for the period commencing on the Effective Date and terminating on the third anniversary of the Effective Date (the "Original Term"), unless earlier terminated as provided in Section 7. The Original Term shall be extended automatically for additional 1 year periods (each a "Renewal Term"), unless notice that this Agreement will not be extended is given by either party to the other 6 months prior to the expiration of the Original Term or any Renewal Term. Notwithstanding the foregoing, upon a Change in Control, the Employment Period shall be extended automatically to 3 years from the date of such Change in Control. (The period of Executive's employment hereunder within the Original Term and any Renewal Terms is herein referred to as the "Employment Period.")

2.       Employment Duties.

         a. During the Employment Period, Executive shall be employed in the business of the Company and its affiliates. Executive shall serve as a corporate officer of the Company with the title of Senior Vice President-Chief Financial Officer. Executive's duties and authority shall be commensurate with his title and position with the Company, and shall not be materially diminished from, or materially inconsistent with, his primary duties and authority with Avalon immediately prior to the date of this Agreement.

         b.       Executive agrees to his employment as described in this
                  Section 2 and agrees to devote substantially all of his working time and efforts to the performance of his duties under this Agreement; provided that nothing herein shall be interpreted to preclude Executive from (i) participating with the prior written consent of the Board of Directors as an officer or director of, or advisor to, any other entity or organization that is not a customer or material service provider to the Company or a Competing Enterprise, as defined in Section 8, so long as such participation does not interfere with the performance of Executive's duties hereunder, whether or not such entity or organization is engaged in religious, charitable or other community or non-profit activities, (ii) investing in any entity or organization which is not a customer or material service provider to the Company or a Competing Enterprise, so long as such investment does not interfere with the performance of Executive's duties hereunder, or (iii) delivering lectures or fulfilling speaking engagements so long as such lectures or engagements do not interfere with the performance of Executive's duties hereunder. The Company consents to Executive's status as a "former partner" with a current financial interest in certain Midwest projects of Trammell Crow Residential ("TCR"), and such activity shall not be treated as a Competing Enterprise.

         c. In performing his duties hereunder, Executive shall be available for reasonable travel as the needs of the business require. Executive shall be based in Alexandria, VA or otherwise in the greater Washington, D.C. metropolitan area.

         d. Breach by either party of any of its respective obligations under this Section 2 shall be deemed a material breach of that party's obligations hereunder.

3. Compensation/Benefits. In consideration of Executive's services hereunder, the Company shall provide Executive the following:

         a. Base Salary. During the Employment Period, the Executive shall receive an annual rate of base salary ("Base Salary") in an amount not less than $270,000. Executive's Base Salary will be reviewed by the Company as of the first anniversary of the Effective Date, and may be adjusted upward (but not downward) at such time to reflect any inequities in compensation. Commencing as of January 1, 2000, Executive's Base Salary shall be reviewed no less frequently than annually by the Company and may be adjusted upward (but not downward) by the Company. Upon such annual review during the Renewal Term, if any, Executive's Base Salary shall be increased to the greatest of (i) an amount equal to Base Salary for the prior year plus 5%, (ii) a factor measured by the increase, if any, in the Consumer Price Index for Wage Earners and Clerical Workers (CPI-W) (City Average for Washington, D.C.-MD-VA 1982-84=100), as published by the Bureau of Labor Statistics, for the prior calendar year (the "CPI

                  Adjustment") or (iii) such greater amount as may be agreed by Executive and the Company. Base Salary shall be payable in accordance with the Company's normal business practices, but in no event less frequently than monthly.

         b. Bonuses. Commencing at the close of each fiscal year during the Employment Period, the Company shall review the performance of the Company and of Executive during the prior fiscal year, and the Company may provide Executive with additional compensation as a bonus if the Board, or any compensation committee hereof, in its discretion, determines that Executive's contribution to the Company warrants such additional payment and the Company's anticipated financial performance of the present period permits such payment. The bonuses hereunder shall be paid as a lump sum not later than 60 days after the end of the Company's preceding fiscal year.

         c. Medical Insurance/Physical. During the Employment Period, the Company shall provide to Executive and Executive's immediate family a comprehensive policy of health insurance. During the Employment Period, Executive shall be entitled to a comprehensive annual physical performed, at the expense of the Company by the physician or medical group of Executive's choosing.

         d. Life Insurance/Disability Insurance. During the Employment Period, the Company shall keep in force and pay the premiums on the split-dollar life insurance policy referenced in the Split Dollar Insurance Agreement between Avalon and Executive, subject to reimbursement by Executive as provided in such Split Dollar Insurance Agreement. The Company shall reimburse Executive for the cost of the comprehensive disability insurance policy, which is in effect on January 1, 1997, and shall also be responsible for any increases in premiums which become effective during the Employment Period as may be necessary to maintain the same level of insurance as in effect on January 1, 1997. Executive agrees to submit to such medical examinations as may be required in order to maintain such policies of insurance.

         e. Vacations. Executive shall be entitled to reasonable paid vacations during the Employment Period in accordance with the then regular procedures of the Company governing executives, not to exceed 6 weeks per annum, in the aggregate.

         f. Office/Secretary, etc. During the Employment Period, Executive shall be entitled to secretarial services and a private office commensurate with his title and duties.

         g. Avalon Stock Option. The Company acknowledges that, notwithstanding the consummation of the Merger, Avalon granted to Executive on March 8, 1998, a non-qualified employee stock option to purchase 91,110 shares of common stock of Avalon, par value $.01 per share (the "Avalon Stock Option"). The Avalon Stock Option was granted at an exercise price equal to $28.8125. Upon termination of Executive's employment, vesting and exercisability of the Avalon Stock Option shall be governed by the terms of the stock option agreement and this Agreement, as applicable. During the Employment Period, Executive shall be eligible for future employee stock option grants on the same basis as other senior management of the Company.

         h. Automobile. The Company shall provide Executive with a monthly car allowance during the Employment Period of not less than $750 per month (adjusted annually for inflation by the CPI Adjustment); provided that, at Executive's election, the Company may instead purchase or lease, and maintain insurance for, an automobile of comparable value for use by Executive, who shall be responsible for maintaining such automobile, at his own expense, with the same standard of care Executive applies to his own property and as may be required under any applicable lease agreement.

         i. Other Benefits. During the Employment Period, the Company shall provide to Executive such other benefits, excluding severance benefits, but including the right to participate in such retirement or pension plans, as are made generally available to executives of the Company from time to time, and shall be given credit for purposes of eligibility and vesting of employee benefits and benefit accrual for service with Avalon, its affiliates and TCR prior to the Effective Date under each benefit plan of the Company and its subsidiaries to the extent such service had been credited under employee benefit plans of Avalon and its subsidiaries, provided that no such crediting of service results in duplication of benefits.

4.       Expenses/Indemnification.

         a. During the Employment Period, the Company shall reimburse Executive for the reasonable business expenses incurred by Executive in the course of performing his duties for the Company hereunder, upon submission of invoices, vouchers or other appropriate documentation, as may be required in accordance with the policies in effect from time to time for executive employees of the Company.

         b. To the fullest extent permitted by law, the Company shall indemnify Executive with respect to any actions commenced against Executive in his capacity as an officer or director or former officer or director of the Company, or any affiliate thereof for which he may render service in such capacity, whether by or on behalf of the Company, its shareholders or third parties, and the Company shall advance to Executive on a timely basis an amount equal to the reasonable fees and expenses incurred in defending such actions, after receipt of an itemized request for such advance, and an undertaking from Executive to repay the amount of such advance, with interest at a reasonable rate from the date of the request, as determined by the Company, if it shall ultimately be determined that he is not entitled to be indemnified against such expenses. The Company agrees to use its best efforts to secure and maintain officers and directors' liability insurance with respect to Executive.

5.       Employer's Authority/Policies.

         a. General. Executive agrees to observe and comply with the rules and regulations of the Company as adopted by its Board respecting the performance of his duties and to carry out and perform orders, directions and policies communicated to him from time to time by the Board.

         b. Ethics Policies. Executive agrees to comply with and be bound by the Ethics Policies of the Company, as reflected in the attachment at Annex A hereto and made a part hereof.

6.       Records/Nondisclosure/Company Policies.

         a. General. All records, financial statements and similar documents obtained, reviewed or compiled by Executive in the course of the performance by him of services for the Company, whether or not confidential information or trade secrets, shall be the exclusive property of the Company. Executive shall have no rights in such documents upon any termination of this Agreement.

         b. Nondisclosure Agreement. Without limitation of the Company's rights under Section 6(a), Executive agrees to abide by and be bound by the Nondisclosure Agreement of the Company executed by Executive and the Company as reflected in the attachment at Annex B and made a part hereof.

7.       Termination; Severance and Related Matters.

         a. At-Will Employment. Executive's employment hereunder is "at will" and, therefore, may be terminated at any time, with or without Cause, at the option of the Company, subject only to the severance obligations under this Section 7. Upon any termination hereunder, the Employment Period shall expire.

         b. Definitions. For purposes of this Section 7, the following terms shall have the indicated definitions:

                  i.       Cause. "Cause" shall mean:

                           (1) Executive is convicted of or enters a plea of nolo contendere to an act which is defined as a felony under any federal, state or local law, not based upon a traffic violation, which conviction or plea has or can be expected to have, in the good faith opinion of the Board of Directors, a material adverse impact on the business or reputation of the Company;

                           (2) any one or more acts of theft, larceny, embezzlement, fraud or material intentional misappropriation from or with respect to the Company;

                           (3) a breach by Executive of his fiduciary duties under Maryland law as an officer;

                           (4) Executive's commission of any one or more acts of gross negligence or willful misconduct which in the good faith opinion of the Board of Directors has resulted in material harm to the business or reputation of the Company; or

                           (5) default by Executive in the performance of his material duties under this Agreement, without correction of such action within 15 days of written notice thereof.

         Notwithstanding the foregoing, no termination of Executive's employment by the Company shall be treated as for Cause or be effective until and unless all of the steps described in subparagraphs (i) through (iii) below have been complied with:

i.Notice of intention to terminate for Cause has been given by the Company within 120 days after the Board of Directors learns of the act, failure or event (or latest in a series of acts, failures or events) constituting "Cause";

ii.The Board of Directors has voted (at a meeting of the Board of Directors duly called and held as to which termination of Executive is an agenda item) to terminate Executive for Cause after Executive has been given notice of the particular acts or circumstances which are the basis for the termination for Cause and has been afforded at least 20 days notice after the meeting and an opportunity to present his position in writing; and

iii.The Board of Directors has given a Notice of Termination to Executive within 20 days of such Board meeting.

         The Company may suspend Executive with pay at any time during the period commencing with the giving of notice to Executive under clause (i) above until final Notice of Termination is given under clause (iii) above. Upon the giving of notice as provided in clause (iii) above, no further payments shall be due Executive.

                  ii. Change in Control. A "Change in Control" shall mean the occurrence of any one or more of the following events following the Effective Date:

                           (1)      Any individual, entity or group (a
                                    "Person") within the meaning of Sections
                                    13(d) and 14(d) of the Securities Exchange
                                    Act of 1934 (the "Act") (other than the
                                    Company, any corporation, partnership,
                                    trust or other entity controlled by the
                                    Company (a "Subsidiary"), or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the
                                    Act) of such Person, shall become the
                                    "beneficial owner" (as such term is defined in Rule 13d-3 under the Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities having the right to vote generally in an election of the Company's Board of Directors ("Voting Securities"), other than as a result of (A) an acquisition of securities directly from the Company or any Subsidiary or (B) an acquisition by any corporation pursuant to a reorganization, consolidation or merger if, following such reorganization, consolidation or merger the conditions described in clauses (A), (B) and (C) of subparagraph (iii) of this Section 7(b)(2) are satisfied; or

                           (2) Individuals who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director of the Company subsequent to the date hereof (excluding, for this purpose, (A) any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, and (B) any individual whose initial assumption of office is in connection with a reorganization, merger or consolidation, involving an unrelated entity and occurring during the Employment Period), whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the persons then comprising Incumbent Directors shall for purposes of this Agreement be considered an Incumbent Director; or

                           (3) Consummation of a reorganization, merger or consolidation of the Company, unless, following such reorganization, merger or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Voting Securities immediately prior to such reorganization, merger or consolidation, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or the corporation resulting from such reorganization, merger or consolidation or any subsidiary thereof, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% or more of the outstanding Voting Securities), beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

                           (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

                           (5)      The sale, lease, exchange or other
                                    disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale, lease, exchange or other disposition (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Voting Securities immediately prior to such sale, lease, exchange or other disposition, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary or such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 30% or more of the outstanding Voting Securities), beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such sale, lease, exchange or other disposition of assets of the Company.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change in Control" shall be deemed to have occurred for purposes of this Agreement.

                  iii. Complete Change in Control. A "Complete Change in Control" shall mean that a Change in Control has occurred, after modifying the definition of "Change in Control" by deleting clause (i) from Section 7(b)(2) of this Agreement.

                  iv. Constructive Termination Without Cause. "Constructive Termination Without Cause" shall mean a termination of Executive's employment initiated by Executive not later than 12 months following the occurrence

                           (not including any time during which an arbitration proceeding referenced below is pending), without Executive's prior written consent, of one or more of the following events (or the latest to occur in a series of events), and effected after giving the Company not less than 10 working days' written notice of the specific act or acts relied upon and right to cure:

                           (1) a material adverse change in the functions, duties or responsibilities of Executive's position which would reduce the level, importance or scope of such position; or any removal of Executive from or failure to reappoint or reelect Executive to any position set forth in this Agreement, except in connection with the termination of Executive's employment for Disability, Cause, as a result of Executive's death or by Executive other than for a Constructive Termination Without Cause;

                           (2) any material breach by the Company of this Agreement;

                           (3) any purported termination of Executive's employment for Cause by the Company which does not comply with the terms of Section 7(b)(1) of this Agreement;

                           (4) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company, to assume and agree to perform this Agreement, as contemplated in Section 10 of this Agreement;

                           (5) the failure by the Company to continue in effect any compensation plan in which Executive participates immediately prior to a Change in Control which is material to Executive's total compensation, unless comparable alternative arrangements
                                    (embodied in ongoing substitute or
                                    alternative plans) have been implemented with respect to such plans, or the failure by the Company to continue Executive's participation therein (or in such substitute or alternative plans) on a basis not materially less favorable, in terms of the amount of benefits provided and the level of Executive's participation relative to other participants, as existed during the last completed fiscal year of the Company prior to the Change in Control;

                           (6) the relocation of the Company's Alexandria offices to a new location more than fifty
                                    (50) miles from Alexandria or the failure to locate Executive's own office at the Alexandria office (or at the office to which such office is relocated which is within 50 miles of Alexandria) or, following a Change in Control, the failure to locate Executive's office at the Company's principal executive office or the relocation of the Company's principal executive office to a location more than 50 miles from Alexandria; or

                           (7) any termination of employment by the Executive for any reason during the 12-month period immediately following a Complete Change in Control of the Company.

Notwithstanding the foregoing, a Constructive Termination Without Cause shall not be treated as having occurred unless Executive has given a final Notice of Termination delivered after expiration of the Company's cure period. Executive or the Company may, at any time after the expiration of the Company's cure period and either prior to or up until three months after giving a final Notice of Termination, commence an arbitration proceeding to determine the question of whether, taking into account the actions complained of and any efforts made by the Company to cure such actions, a termination by Executive of his employment should be treated as a Constructive Termination Without Cause for purposes of this Agreement. If the Executive or the Company commences such a proceeding prior to delivery by Executive of a final Notice of Termination, the commencement of such a proceeding shall be without prejudice to either party and Executive's and the Company's rights and obligations under this Agreement shall continue unaffected unless and until the arbitrator has determined such question in the affirmative, or, if earlier, the date on which Executive or the Company has delivered a Notice of Termination in accordance with the provisions of this Agreement.

                  v. Covered Average Compensation. "Covered Average Compensation" shall mean the sum of Executive's Covered Compensation as calculated for the calendar year in which the Date of Termination occurs and for each of the two preceding calendar years, divided by three.

                  vi. Covered Compensation. "Covered Compensation," for any calendar year, shall mean an amount equal to the sum of (i) Executive's Base Salary for the calendar year (disregarding any decreases made effective during the Employment Period), (ii) the cash bonus actually earned by Executive with respect to such calendar year, and (iii) the value of all stock and other equity-based compensation awards made to Executive during such calendar year.

                  Covered Compensation shall be calculated according to the following rules:

                                    (a)      In valuing awards for purposes of
                                             clause (iii) above, all such
                                             awards shall be treated as if
                                             fully vested when granted,
                                             stock grants shall be valued by
                                             reference to the fair market value
                                             on the date of grant of the
                                             Company's common stock, par value
                                             $.01 per share (or of the common
                                             stock of Avalon, as the case may
                                             be) and other equity-based
                                             compensation awards shall be
                                             valued at the value established by
                                             the Compensation Committee of the
                                             Board of Directors on the date of
                                             grant.

                                    (b)      In determining the cash bonus
                                             actually paid with respect to a
                                             calendar year, if no cash bonus
                                             has been paid with respect to the
                                             calendar year in which the Date of
                                             Termination occurs, the cash bonus
                                             paid with respect to the
                                             immediately preceding calendar
                                             year shall be assumed to have been
                                             paid in each of the current and
                                             immediately preceding calendar
                                             years, and if no cash bonus has
                                             been paid by the Date of
                                             Termination with respect to the
                                             immediately preceding calendar
                                             year, the cash bonus paid with
                                             respect to the second preceding
                                             calendar year shall be assumed to
                                             have been paid in all three of the
                                             calendar years taken into account
                                             in determining Covered Average
                                             Compensation.

                                    (c)      If any cash bonus paid with
                                             respect to the current or
                                             immediately preceding calendar
                                             year was paid within three months
                                             of Executive's Date of
                                             Termination, and is lower than the
                                             last cash bonus paid more than
                                             three months from the Date of
                                             Termination, any such cash bonus
                                             paid within three months of the
                                             Date of Termination shall be
                                             disregarded and the last cash
                                             bonus paid more than three months
                                             from the Date of Termination shall
                                             be substituted for each cash bonus
                                             so disregarded.

                                    (d)      In determining the amount of stock
                                             and other equity-based
                                             compensation awards made during a
                                             calendar year during the averaging
                                             period, rules similar to those set
                                             forth in subparagraphs (B) and (C)
                                             of this Section 7(b)(6) shall be
                                             followed, except that all awards
                                             made in connection with the
                                             Company's initial public offering
                                             shall be disregarded.

                  vii. Disability. "Disability" shall mean Executive has been determined to be disabled and to qualify for long-term disability benefits under the long-term disability insurance policy obtained pursuant to
                           Section 3(d) of this Agreement.

         c.       Rights Upon Termination.

                           (1) Payment of Benefits Earned Through Date of Termination. Upon any termination of Executive's employment during the Employment Period, Executive, or his estate, shall in all events be paid all accrued but unpaid Base Salary and all earned but unpaid cash incentive compensation earned through his Date of Termination. Executive shall also retain all such rights with respect to vested equity-based awards as are provided under the circumstances under the applicable grant or award agreement, and shall be entitled to all other benefits which are provided under the circumstances in accordance with the provisions of the Company's generally applicable employee benefit plans, practices and policies, other than severance plans.

                           (2) Death. In the event of Executive's death during the Employment Period, the Company shall, in addition to paying the amounts set forth in Section 7(c)(i), take whatever action is necessary to cause all of Executive's unvested equity-based awards to become fully vested as of the date of death and, in the case of equity-based awards which have an exercise schedule, to become fully exercisable and continue to be exercisable for such period as is provided in the case of vested and exercisable awards in the event of death under the terms of the applicable award agreements.

                           (3) Disability. In the event the Company elects to terminate Executive's employment during the Employment Period on account of Disability, the Company shall, in addition to paying the amounts set forth in Section 7(c)(i), pay to Executive, in one lump sum, no later than 31 days following the Date of Termination, an amount equal to two times Covered Average Compensation. The Company shall also, commencing upon the Date of
                                    Termination:

                                    (a)      Continue, without cost to
                                             Executive, benefits comparable to
                                             the medical and disability
                                             benefits provided to Executive
                                             immediately prior to the Date of
                                             Termination under Section 3(c) and
                                             Section 3(d) for a period of 24
                                             months following the Date of
                                             Termination or until such earlier
                                             date as Executive obtains
                                             comparable benefits through other
                                             employment;

                                    (b)      Continue to pay, or reimburse
                                             Executive, for all premiums
                                             then due or thereafter payable on
                                             the whole-life portion of the
                                             split-dollar insurance policy
                                             referenced under Section 3(d) for
                                             so long as such payments are due;
                                             and

                                    (c)      Take whatever action is necessary
                                             to cause Executive to become
                                             vested as of the Date of
                                             Termination in all stock options,
                                             restricted stock grants, and all
                                             other equity-based awards and be
                                             entitled to exercise and continue
                                             to exercise all stock options and
                                             all other equity-based awards
                                             having an exercise schedule and to
                                             retain such grants and awards to
                                             the same extent as if they were
                                             vested upon termination of
                                             employment in accordance with
                                             their terms.

                           (4) Non-Renewal. In the event the Company gives Executive a notice of non-renewal pursuant to Section 1 above, the Company shall, in addition to paying the amounts set forth in
                                    Section 7(c)(i), commencing upon the Date of Termination:

                                    (a)      Pay to Executive, for 12
                                             consecutive months, commencing
                                             with the first day of the month
                                             immediately following the Date of
                                             Termination, a monthly amount
                                             equal to the result obtained by
                                             dividing Covered Average
                                             Compensation by twelve;

                                    (b)      Continue, without cost to
                                             Executive, benefits comparable to
                                             the medical and disability
                                             benefits provided to Executive
                                             immediately prior to the Date of
                                             Termination under Section 3(c) and
                                             Section 3(d) for a period of 24
                                             months following the Date of
                                             Termination or until such earlier
                                             date as Executive obtains
                                             comparable benefits through other
                                             employment; and

                                    (c)      Take whatever action is necessary
                                             to cause Executive to become
                                             vested as of the Date of
                                             Termination in all stock options,
                                             restricted stock grants, and all
                                             other equity-based awards and be
                                             entitled to exercise and continue
                                             to exercise all stock options and
                                             all other equity-based awards
                                             having an exercise schedule and to
                                             retain such grants and awards to
                                             the same extent as if they were
                                             vested upon termination of
                                             employment in accordance with
                                             their terms; and

                                    (d)      Continue to pay, or reimburse
                                             Executive for, all premiums
                                             then due or thereafter payable on
                                             the whole-life portion of the
                                             split-dollar insurance policy
                                             referenced under Section 3(d) for
                                             so long as such payments are due.

                           (5) Termination Without Cause; Constructive Termination Without Cause. In the event the Company or any successor to the Company terminates Executive's employment without Cause, or if Executive terminates his employment in a Constructive Termination without Cause, the Company shall, in addition to paying the amounts provided under Section 7(c)(i), pay to Executive, in one lump sum no later than 31 days following the Date of Termination, an amount equal to three times Covered Average Compensation. The Company shall also, commencing upon the Date of Termination:

                                    (a)      Continue, without cost to
                                             Executive, benefits comparable to
                                             the medical and disability
                                             benefits provided to Executive
                                             immediately prior to the Date of
                                             Termination under Section 3(c) and
                                             Section 3(d) for a period of 36
                                             months following the Date of
                                             Termination or until such earlier
                                             date as Executive obtains
                                             comparable benefits through other
                                             employment;

                                    (b)      Continue to pay, or reimburse
                                             Executive, for so long as such
                                             payments are due, all premiums
                                             then due or payable on the
                                             whole-life portion of the
                                             split-dollar insurance policy
                                             referenced under Section 3(d); and

                                    (c)      Take whatever action is necessary
                                             to cause Executive to become
                                             vested as of the Date of
                                             Termination in all stock options,
                                             restricted stock grants, and all
                                             other equity-based awards and be
                                             entitled to exercise and continue
                                             to exercise all stock options and
                                             all other equity-based awards
                                             having an exercise schedule and to
                                             retain such grants and awards to
                                             the same extent as if they were
                                             vested upon termination of
                                             employment in accordance with
                                             their terms.

                           (6)      Termination for Cause; Voluntary
                                    Resignation. In the event Executive's
                                    employment terminates during the Employment
                                    Period other than in connection with a
                                    termination meeting the conditions of
                                    subparagraphs (ii), (iii), (iv), or (v) of this Section 7(c), Executive shall receive the amounts set forth in Section 7(c)(i) in full satisfaction of all of his entitlements from the Company. All equity-based awards not vested as of the Date of Termination shall terminate (unless otherwise provided in the applicable award agreement) and Executive shall have no further entitlements with respect thereto.

         d.       Additional Benefits.

                           (1) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable (1) pursuant to the terms of Section 7 of this Agreement, (2) pursuant to or in connection with any compensatory or employee benefit plan, agreement or arrangement, including but not limited to any stock options, restricted or unrestricted stock grants issued to or for the benefit of Executive and forgiveness of any loans by the Company to Executive or (3) otherwise
                                    (collectively, "Severance Payments"), would be subject to the excise tax imposed by
                                    Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), and any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Partial Gross-Up Payment"), such that the net amount retained by Executive, before accrual or payment of any Federal, state or local income tax or employment tax, but after accrual or payment of the Excise Tax attributable to the Partial Gross-Up Payment, is equal to the Excise Tax on the Severance Payments.

                           (2) Subject to the provisions of Section 7(d)(iii), all determinations required to be made under this Section 7, including whether a Partial Gross-Up Payment is required and the amount of such Partial Gross-Up Payment, shall be made by Coopers & Lybrand LLP or such other nationally recognized accounting firm as may at that time be the Company's independent public accountants immediately prior to the Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or Executive. The initial Partial Gross-Up Payment, if any, as determined pursuant to this Section 7(d)(ii), shall be paid to Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, the Company shall furnish Executive with an opinion of counsel that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Partial Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"). In the event that the Company exhausts its remedies pursuant to
                                    Section 7(d)(iii) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, consistent with the calculations required to be made hereunder, and any such Underpayment, and any interest and penalties imposed on the Underpayment and required to be paid by Executive in connection with the proceedings described in Section 7(d)(iii), and any related legal and accounting expenses, shall be promptly paid by the Company to or for the benefit of Executive.

                           (3) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Partial Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                                    (a)      give the Company any information
                                             reasonably requested by the
                                             Company relating to such claim,

                                    (b)      take such action in connection
                                             with contesting such claim as the
                                             Company shall reasonably request
                                             in writing from
                                             time to time, including, without
                                             limitation, accepting legal
                                             representation with respect to
                                             such claim by an attorney selected
                                             by the Company,

                                    (c)      cooperate with the Company in good
                                             faith in order effectively to
                                             contest such claim, and

                                    (d)      permit the Company to participate
                                             in any proceedings relating to
                                             such claim; provided, however that
                                             the Company shall bear and pay
                                             directly all costs and expenses
                                             attributable to the failure to pay
                                             the Excise Tax (including related
                                             additional interest and penalties)
                                             incurred in connection with such
                                             contest and shall indemnify and
                                             hold Executive harmless, for any
                                             Excise Tax up to an amount not
                                             exceeding the Partial Gross-Up
                                             Payment, including interest and
                                             penalties with respect thereto,
                                             imposed as a result of such
                                             representation, and payment of
                                             related legal and accounting costs
                                             and expenses (the "Indemnification
                                             Limit"). Without limitation on the
                                             foregoing provisions of this
                                             Section 7(d)(iii), the Company
                                             shall control all proceedings
                                             taken in connection with such
                                             contest and, at its sole option
                                             may pursue or forego any and all
                                             administrative appeals,
                                             proceedings, hearings and
                                             conferences with the taxing
                                             authority in respect of such claim
                                             and may, at its sole option,
                                             either direct Executive to pay the
                                             tax claimed and sue for a refund
                                             or contest the claim in any
                                             permissible manner, and Executive
                                             agrees to prosecute such contest
                                             to a determination before any
                                             administrative tribunal, in a
                                             court of initial jurisdiction and
                                             in one or more appellate courts,
                                             as the Company shall determine;
                                             provided, however, that if the
                                             Company directs Executive to pay
                                             such claim and sue for a refund,
                                             the Company shall advance so much
                                             of the amount of such payment as
                                             does not exceed the Excise Tax,
                                             and related interest and
                                             penalties, to Executive on an
                                             interest-free basis and shall
                                             indemnify and hold Executive
                                             harmless, from any related legal
                                             and accounting costs and expenses,
                                             and from any Excise Tax, including
                                             related interest or penalties
                                             imposed with respect to such
                                             advance or with respect to any
                                             imputed income with respect to
                                             such advance up to an amount not
                                             exceeding the Indemnification
                                             Limit; and further provided that
                                             any extension of the statute of
                                             limitations relating to payment of
                                             taxes for the taxable year of
                                             Executive with respect to which
                                             such contested amount is claimed
                                             to be due is limited solely to
                                             such contested amount.
                                             Furthermore, the Company's control
                                             of the contest shall be limited to
                                             issues with respect to which a
                                             Partial Gross-Up Payment would be
                                             payable hereunder and Executive
                                             shall be entitled to settle or
                                             contest, as the case may be, any
                                             other issues raised by the
                                             Internal Revenue Service or any
                                             other taxing authority.

                           (4) If, after the receipt by Executive of an amount advanced by the Company pursuant to
                                    Section 7(d)(iii), Executive becomes
                                    entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 7(d)(iii)) promptly pay to the Company so much of such refund (together with any interest paid or credited thereon after taxes applicable thereto) (the "Refund") as is equal to (A) if the Company advanced or paid the entire amount required to be so advanced or paid pursuant to Section 7(d)(iii) hereof (the "Required Section 7(d) Advance"), the aggregate amount advanced or paid by the Company pursuant to this Section 7(d) less the portion of such amount advanced to Executive to reimburse him for related legal and accounting costs, or (B) if the Company advanced or paid less than the Required Section 7(d) Advance, so much of the aggregate amount so advanced or paid by the Company pursuant to this Section 7(d) as is equal to the difference, if any, between (C) the amount refunded to Executive with respect to such claim and
                                    (D) the sum of the portion of the Required
                                    Section 7(d) Advance that was paid by
                                    Executive and not paid or advanced by the Company plus Executive's related legal and accounting fees, as applicable. If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 7(d)(iii), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Partial Gross-Up Payment required to be paid.

                  e. Notice of Termination. Notice of non-renewal of this Agreement pursuant to

                           Section 1 hereof or of any termination of Executive's employment (other than by reason of death) shall be communicated by written notice (a "Notice of Termination") from one party hereto to the other party hereto in accordance with this
                           Section 7 and Section 9.

                  f. Date of Termination. "Date of Termination," with respect to any termination of Executive's employment during the Employment Period, shall mean (i) if Executive's employment is terminated for Disability, 30 days after Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of Executive's duties during such 30 day period), (ii) if Executive's employment is terminated for Cause, the date on which a Notice of Termination is given which complies with the requirements of Section 7(b)(1) hereof, and (iii) if Executive's employment is terminated for any other reason, the date specified in the Notice of Termination. In the case of a termination by the Company other than for Cause, the Date of Termination shall not be less than 30 days after the Notice of Termination is given. In the case of a termination by Executive, the Date of Termination shall not be less than 15 days from the date such Notice of Termination is given. Notwithstanding the foregoing, in the event that Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in the termination being treated as a Termination without Cause. Upon any termination of his employment, Executive will concurrently resign his membership on the Board of Directors.

                  g. No Mitigation. The Company agrees that, if Executive's employment by the Company is terminated during the term of this Agreement, Executive is not required to seek other employment, or to attempt in any way to reduce any amounts payable to Executive by the Company pursuant to Section 7(d)(i) hereof. Further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by Executive as the result of employment by another employer, by retirement benefits, or, except for amounts then due and payable in accordance with the terms of any promissory notes given by Executive in favor of the Company, by offset against any amount claimed to be owed by Executive to the Company or otherwise.

                  h.       Nature of Payments. The amounts due under this
                           Section 7 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty. Such amounts are in full satisfaction of all claims Executive may have in respect of his employment by the Company or its affiliates and are provided as the sole and exclusive benefits to be provided to Executive, his estate, or his beneficiaries in respect of his termination of employment from the Company or its affiliates.

         8.       Non-Competition; Non-Solicitation; Specific Enforcement.

                  a. Non-Competition. Because Executive's services to the Company are special and because Executive has access to the Company's confidential information, Executive covenants and agrees that, during the Employment Period and, for a period of one year following the Date of Termination by the Company for Cause or a termination by Executive (other than a Constructive Termination Without Cause) prior to a Change in Control, Executive shall not, without the prior written consent of the Board of Directors, become associated with, or engage in any "Restricted Activities" with respect to any "Competing Enterprise," as such terms are hereinafter defined, whether as an officer, employee, principal, partner, agent, consultant, independent contractor or shareholder. "Competing Enterprise," for purposes of this Agreement, shall mean any person, corporation, partnership, venture or other entity which (a) is a publicly traded real estate investment trust, or (b) is engaged in the business of managing, owning, leasing or joint venturing residential real estate within 30 miles of residential real estate owned or under management by the Company or its affiliates. "Restricted Activities," for purposes of this Agreement, shall mean executive, managerial, directorial, administrative, strategic, business development or supervisory responsibilities and activities relating to all aspects of residential real estate ownership, management, residential real estate franchising, and residential real estate joint-venturing.

                  b. Non-Solicitation. During the Employment Period, and for a period of one year following the Date of Termination, Executive shall not, without the prior written consent of the Company, except in the course of carrying out his duties hereunder, solicit or attempt to solicit for employment with or on behalf of any corporation, partnership, venture or other business entity, any employee of the Company or any of its affiliates or any person who was formerly employed by the Company or any of its affiliates within the preceding six months, unless such person's employment was terminated by the Company or any of such affiliates.

                  c. Specific Enforcement. Executive and the Company agree that the restrictions, prohibitions and other provisions of this Section 8 are reasonable, fair and equitable in scope, terms, and duration, are necessary to protect the legitimate business interests of the Company and are a material inducement to the Company to enter into this Agreement. Should a decision be made by a court of competent jurisdiction that the character, duration or geographical scope of the provisions of this Section_8 is unreasonable, the parties intend and agree that this Agreement shall be construed by the court in such a manner as to impose all of those restrictions on Executive's conduct that are reasonable in light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. The Company and Executive further agree that the services to be rendered under this Agreement by Executive are special, unique and of extraordinary character, and that in the event of the breach by Executive of the terms and conditions of this Agreement or if Executive, without the prior consent of the Board of Directors, shall take any action in violation of this Section 8, the Company will suffer irreparable harm for which there is no adequate remedy at law. Accordingly, Executive hereby consents to the entry of a temporary restraining order or ex parte injunction, in addition to any other remedies available at law or in equity, to enforce the provisions hereof. Any proceeding or action seeking equitable relief for violation of this Section 8 must be commenced in the federal or state courts, in either case in Virginia. Executive and the Company irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.

         9. Notice. Any notice required or permitted hereunder shall be in writing and shall be deemed sufficient when given by hand or by nationally recognized overnight courier or by Express, registered or certified mail, postage prepaid, return receipt requested, and addressed, if to the Company at 5904 Richmond Avenue, Alexandria, VA 22303, and if to Executive at the address set forth in the Company's records (or to such other address as may be provided by notice).

         10. Miscellaneous. This Agreement, together with Annex A and Annex B and the Split Dollar Insurance Agreement, constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings, including, without limitation, any plan or agreement providing benefits in the nature of severance, but excluding benefits provided under other Company plans or agreements, except to the extent this Agreement provides greater rights than are provided under such other plans or agreements. As of the Effective Date, this Agreement supersedes the Prior Agreement which will have no further force or effect. Executive hereby waives, to the extent applicable, the effect of the transactions contemplated by the Merger Agreement (or shareholder approval of such transaction) on any change in control provisions in any Avalon employee benefit plan or agreement. This Agreement shall terminate upon termination of the Merger Agreement and abandonment of the merger contemplated by the Merger Agreement. This Agreement may not be assigned by Executive without the prior written consent of the Company, and may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company's successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

         11. Amendment. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

         12. Severability. The provisions of this Agreement are severable. The invalidity of any provision shall not affect the validity of any other provision, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13.      Resolution of Disputes.

                  a. Procedures and Scope of Arbitration. Except for any controversy or claim seeking equitable relief pursuant to Section 8 of this Agreement, all controversies and claims arising under or in connection with this Agreement or relating to the interpretation, breach or enforcement thereof and all other disputes between the parties, shall be resolved by expedited, binding arbitration, to be held in Virginia in accordance with the National Rules of the American Arbitration Association governing employment disputes (the "National Rules"). In any proceeding relating to the amount owed to Executive in connection with his termination of employment, it is the contemplation of the parties that the only remedy that the arbitrator may award in such a proceeding is an amount equal to the termination payments, if any, required to be provided under the applicable provisions of Section 7(c) and, if applicable, Section 7(d) hereof, to the extent not previously paid, plus the costs of arbitration and Executive's reasonable attorneys fees and expenses as provided below. Any award made by such arbitrator shall be final, binding and conclusive on the parties for all purposes, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  b.       Attorneys Fees.

                           (1) Reimbursement After Executive Prevails. Except as otherwise provided in this paragraph, each party shall pay the cost of his or its own legal fees and expenses incurred in connection with an arbitration proceeding. Provided an award is made in favor of

                                    Executive in such proceeding, all of his reasonable attorneys fees and expenses incurred in pursuing or defending such proceeding shall be promptly reimbursed to Executive by the Company within five days of the entry of the award.

                           (2) Reimbursement in Actions to Stay, Enjoin or Collect. In any case where the Company or any other person seeks to stay or enjoin the commencement or continuation of an arbitration proceeding, whether before or after an award has been made, or where Executive seeks recovery of amounts due after an award has been made, or where the Company brings any proceeding challenging or contesting the award, all of Executive's reasonable attorneys fees and expenses incurred in connection therewith shall be promptly reimbursed by the Company to Executive, within five days of presentation of an itemized request for reimbursement, regardless of whether Executive prevails, regardless of the forum in which such proceeding is brought, and regardless of whether a Change in Control has occurred.

                           (3) Reimbursement After a Change in Control. Without limitation on the foregoing, solely in a proceeding commenced by the Company or by Executive after a Change in Control has occurred, the Company shall advance to Executive, within five days of presentation of an itemized request for reimbursement, all of Executive's legal fees and expenses incurred in connection therewith, regardless of the forum in which such proceeding was commenced, subject to delivery of an undertaking by Executive to reimburse the Company for such advance if he does not prevail in such proceeding (unless such fees are to be reimbursed regardless of whether Executive prevails as provided in clause (ii) above).

14. Survivorship. The provisions of Sections 4(b), 6, 8 and 13 of this Agreement shall survive Executive's termination of employment. Other provisions of this Agreement shall survive any termination of Executive's employment to the extent necessary to the intended preservation of each party's respective rights and obligations.

15. Board Action. Where an action called for under this Agreement is required to be taken by the Board of Directors, such action shall be taken by the vote of not less than a majority of the members then in office and authorized to vote on the matter.

16. Withholding. All amounts required to be paid by the Company shall be subject to reduction in order to comply with applicable federal, state and local tax withholding requirements.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

18. Governing Law. This Agreement shall be construed and regulated in all respects under the laws of the State of Maryland.

         IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

                                    Bay Apartment Communities, Inc.




                                    By: /S/ GILBERT M. MEYER



                                    Its: Chairman of the Board



                                    /S/ THOMAS J. SARGEANT
                                    Thomas J. Sargeant